UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

______________

FORM 8-K/A
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  July 3, 2012

CPI AEROSTRUCTURES, INC.
(Exact Name of Registrant as Specified in Charter)

New York	001-11398	11-2520310
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

91 Heartland Boulevard, Edgewood, New York	11717
(Address of Principal Executive Offices)	(Zip Code)

(631) 586-5200
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

EXPLANATORY NOTE

This amendment to the Form 8-K filed by the CPI Aerostructures, Inc. on July 3, 2012 is being filed to include the text of the form, which was inadvertently omitted from the original filing due to a technical error.

Item 8.01.	Other Events.

On July 3, 2012, CPI Aerostructures, Inc. (the “Company”) announced that it sold 195,750 shares (the “Shares”) of its common stock, par value $0.001 per share (“Common Stock”), upon the exercise of an over-allotment option granted pursuant to an Underwriting Agreement, dated June 8, 2012, by and between the Company, certain selling shareholders and Roth Capital Partners, LLC (“Underwriter”), as representative of the several underwriters.  The Shares were sold at a price of $12.00 per Share.

The Company’s total net proceeds from the sale of the Shares, after Underwriter’s discounts, were approximately $2.23 million.  The press release announcing the closing of the sale is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit	Description
99.1	Press release dated July 3, 2012*
*Previously filed.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 6, 2012
CPI AEROSTRUCTURES, INC.

By:	/s/ Vincent Palazzolo
Vincent Palazzolo
Chief Financial Officer

EXHIBIT INDEX
Exhibit	Description
99.1	Press release dated July 3, 2012*
*Previously filed.